EXHIBIT 15(a).1: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-80802), pertaining to the Taro Vit Industries Limited 1984 Stock Option Plan and Taro Vit Industries Limited 1991 Stock Incentive Plan, in the Registration Statement on Form S-8 (Registration No. 333-13840), pertaining to the 1999 Stock Incentive Plan, and in the Registration Statement on Form S-8 (Registration No. 333-12388), pertaining to the Taro Pharmaceutical Industries Ltd. 2000 Employee Stock Purchase Plan, of our report dated February 23, 2005, with respect to the consolidated financial statements and financial statement schedule of Taro Pharmaceutical Industries Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2004.

/s/ Kost, Forer, Gabbay & Kasierer
Tel Aviv, Israel	Kost, Forer, Gabbay & Kasierer
June 29, 2005	A Member of Ernst & Young Global